SUBSCRIPTION RIGHTS CARD

THIS SUBSCRIPTION RIGHTS CARD, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DDi Corp. is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock (the "Stock"), as of the close of business on [RECORD DATE] (the "Record Date") to receive one Right (each, a "Right") for each one share of Stock held of record on the Record Date and entitles the holders of shares of the Company's Series B Preferred Stock (the "Preferred Stock") that convert such shares of Preferred Stock into Stock after the Record Date and prior to the expiration of the Rights Offering (the "Expiration Date") to receive one Right for each one share of Stock into which such Preferred Stock is converted during such time. Holders of Rights are entitled to subscribe for and purchase XX shares of Stock for every one Right (the "Basic Subscription Right") at a subscription price of $XX.XX per share. The number of shares of Stock for which each Right entitles holders to subscribe may be decreased to the extent that any holders of Preferred Stock convert shares of Preferred Stock into Stock after the Record Date and prior to the Expiration Date.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated [RECORD DATE] (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free (866) 340-1581).

I hereby irrevocably subscribe for the number of shares of Stock indicated on the from upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Please complete the back if you would like to transfer ownership or request special mailing.

❷ **SUBSTITUTE FORM W-9**

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT** OR if the space is **BLANK** write in the **CORRECT** number here. ☐☐☐☐☐☐☐☐☐☐☐

Under penalties of perjury, I certify that: **1.** The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and 2.** I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, **and 3.** I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ______________________ Date: __________

❶ ***Signature:*** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____

Signature of Stockholder Date Daytime Telephone #

X ____

Signature of Stockholder Date Daytime Telephone #

SEE INSTRUCTIONS ON THE REVERSE SIDE

❸ ☐ **BASIC SHARES TO SUBSCRIBE**

WHOLE SHARES

ENCLOSED IS MY PAYMENT FOR $ ______________________

❹

____

SUBSCRIPTION CERTIFICATE NUMBER

SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

DDi Corp.

SUBSCRIPTION FOR RIGHTS OFFERING

RECORD DATE

A. Number of shares of Stock subscribed for through the subscription privilege (not to exceed _______ shares for each Right held): ___________ shares

B. Total Subscription Price (line A multiplied by $X.XX): $ ___________________

C. Method of Payment, check (**1**) or (**2**):

☐ (**1**) Certified or Cashier's check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.) or

☐ (**2**) Personal check payable to Mellon Investor Services LLC, received no later than ____ XX, 20XX. **If your funds do not clear your bank before 5:00 p.m., New York City time, Day_____ XX, 2005, your request for Stock will not be accepted.**

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico
1-866-340-1581 (Toll Free)
From outside the U.S.
201-373-5156 (Collect)

SUBSCRIPTION TO PURCHASE STOCK OF DDi Corp.
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:
Mellon Investor Services LLC
Attn: Reorganization Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier:
Mellon Investor Services LLC
Attn: Reorganization Dept.
85 Challenger Road
Mail Drop–Reorg
Ridgefield Park, NJ 07660

By Hand:
Mellon Investor Services LLC
Attn: Reorganization Dept.
120 Broadway, 13th Floor
New York, NY 10271

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ______ XX, 2005 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

❺ Special Transfer Instructions

If you want your **DDi Corp.** stock and any refund check to be issued in **another name**, fill in this section with the information for the new account name.

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____
(City, State & Zip Code)

____
(Tax Identification or Social Security Number)

Special Guarantee Medallion

____
(Title of Officer Signing this Guarantee)

____
(Name of Guarantor - Please Print)

____
(Address of Guarantor Firm)

____

____

❻ Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____

____
(City, State & Zip Code)

____

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

❶ Sign and date Box 1 and include your day time phone number.

❷ **PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

❸ Place an [x] in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

❹ Rights card and calculation section for determining your basic subscription privilege.

❺ If you want your DDi Corp. stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 5. Signature(s) in Box 5 must be medallion guaranteed.

❻ Fill in Box 6 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2005 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.